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                                                                  EXHIBIT(h)(26)

                                December 10, 1999

                     [DENVER INVESTMENT ADVISORS LETTERHEAD]

Fidelity Investments
82 Devonshire Street R24C
Boston, MA 02109
Attn: Paul Riley

VIA:     Federal Express

                  RE: The Services Agreement (the "Agreement") dated as of November 1, 1996 between Fidelity Brokerage Services, Inc. and National Financial Services Corporation and Denver Investment Advisors LLC

Dear Sir:

                  On October 1, 1999, Westcore Trust introduced two new investment portfolios -- Westcore Select Fund and Westcore Small-Cap Growth Fund. Commencing on December 15, 1999, Westcore Trust will offer another investment portfolio, Westcore International Frontier Fund. By your signature below please confirm that effective December 15, 1999, the Agreement (including any attachments thereto listing the Funds covered by the Agreement) hereby is amended to include Westcore Select Fund, Westcore Small-Cap Growth Fund and Westcore International Frontier Fund as Funds under the Agreement. In all other respects the Agreement continues in effect in accordance with its terms.

                  Please keep one signed original of this letter and return the remaining originals to:

                  Westcore Trust
                  Attn: Kristine Cook
                  1225 17th Street, 26th Floor
                  Denver, CO 80202

                  If you have any questions regarding the Agreement or Westcore Trust, please call Steve Wine or Kristine Cook at (800) 734-9378. Please address any legal concerns to Jasper Frontz at (303) 312-5044.


                                               Yours Truly,


                                               DENVER INVESTMENT ADVISORS LLC

                                               By: /s/ Jeffrey D. Adams
                                                   ----------------------------
                                                       Name:  Jeffrey D. Adams
                                                              -----------------
                                                       Title: Managing Director
                                                              -----------------
                                                       Date:  12/10/99
                                                              -----------------

ACCEPTED AND AGREED TO:

FIDELITY BROKERAGE SERVICES, INC.

By: /s/ Matthew L. Sadler
    -----------------------------------
    Name:  Matthew L. Sadler
           ----------------------------
    Title: Senior Vice President
           ----------------------------
    Date:  12/21/99
           ----------------------------

NATIONAL FINANCIAL SERVICES CORPORATION

By: /s/ Robert Adams
    -----------------------------------
    Name:  Robert Adams
           ----------------------------
    Title: Senior Vice President
           ----------------------------
    Date:  1/4/2000
           ----------------------------